UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2008

PAETEC Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-52486	20-5339741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PAETEC Plaza 600 Willowbrook Office Park Fairport, New York	14450
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 340-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On August 13, 2008, PAETEC Holding Corp. (the “Company” or “PAETEC”) issued a news release announcing certain consolidated financial and operating results for the three-month period ended June 30, 2008. A copy of the news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated in this Item 2.02 by reference.

The information furnished in this Item 2.02 and in Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On August 13, 2008, the Company announced that its Board of Directors has authorized the repurchase of up to $30 million of the Company’s outstanding common stock over the next twelve months. PAETEC may repurchase shares from time to time, at the Company’s discretion, on the open market or in private transactions. The repurchase program does not obligate PAETEC to repurchase any specific number of shares and may be modified or discontinued at any time. The Board of Directors has fixed the size of the program at the maximum amount currently permitted under the Company’s debt agreements for the period indicated assuming future compliance with applicable covenants.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits. The following document is herewith furnished as an exhibit to this report:

Exhibit Number	Description of Exhibit
99.1	News release of PAETEC Holding Corp., dated August 13, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAETEC Holding Corp.

Date: August 13, 2008	/s/ Charles E. Sieving
Charles E. Sieving
Executive Vice President and General Counsel (Duly Authorized Officer)

Exhibit Index

Exhibit Number	Description of Exhibit
99.1	News release of PAETEC Holding Corp., dated August 13, 2008.

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